Exhibit 23.1

Consent of Independent Auditors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Diamond Hill Investment Group, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Numbers 333-41323, as amended, 333-57557, and 333-127473) of Diamond Hill Investment Group, Inc. of our report relating to the financial statements of Diamond Hill Investment Group, Inc. dated February 3, 2006, appearing in the Annual Report on Form 10-KSB of Diamond Hill Investment Group, Inc. for the year ended December 31, 2005.

/s/    Plante & Moran, PLLC

March 20, 2006

Columbus, Ohio